                                                                EXECUTION COPY

================================================================================


                     FIXED AND FLOATING CHARGE DEBENTURE

                          Made on November 27, 1996



                                   Between

                    STATIA TERMINALS CANADA, INCORPORATED
                                  as Debtor

                                     and

                             MARINE MIDLAND BANK
                                  as Holder


================================================================================

                                MCMILLAN BINCH

                                  ---------

                           BARRISTERS & SOLICITORS

                                                                EXECUTION COPY

                               TABLE OF CONTENTS

RECITALS.....................................................................1
      ACKNOWLEDGMENT AND PROMISE TO PAY......................................2
      GRANTING CLAUSES.......................................................2
      HABENDUM...............................................................7
      COVENANTS..............................................................8

SECTION 1 -- WARRANTIES, REPRESENTATIONS AND COVENANTS OF DEBTOR.............8
      1.1   Authority and Validity...........................................8
      1.2   Good Title.......................................................8
      1.3   Chief Executive Office; Records; Change of Name..................9
      1.4   Location of Equipment and Inventory..............................9
      1.5   No Consents.....................................................10
      1.6   After-Acquired Intellectual Property............................10
      1.7   Special Provisions Regarding Intellectual Property..............10
            (a)   Applications..............................................10
            (b)   Restriction on Licensing Intellectual Property............11
      1.8   Holder May Perform; Holder Appointed Attorney-in-Fact...........11
      1.9   Recording Documentation to Assure Lien; Fees and Expenses.......11
      1.10  Payment of Taxes, Insurance Premiums, Assessments; Compliance
            with Law and Insurance Requirements.  ..........................12
      1.11  Certain Tax Law Changes.........................................15
      1.12  Required Insurance Policies.....................................15
      1.13  Failure to Make Certain Payments................................18
      1.14  Inspection......................................................18
      1.15  Debtor to Maintain Improvements.................................18
      1.16  Acquisition Documents...........................................18
      1.17  Debtor's Obligations with Respect to Leases.....................19
      1.18  Transfer Restrictions...........................................21
      1.19  Destruction; Condemnation.......................................22
            (a)   Destruction; Insurance Proceeds...........................22
            (b)   Condemnation; Assignment of Award.........................23
      1.20  Alterations.....................................................23
      1.21  Hazardous Material..............................................23
      1.22  Asbestos........................................................26
      1.23  Books and Records; Reports......................................27
      1.24  No Claims Against Holder........................................27
      1.25  Utility Services................................................27
      1.26  Land Swap.......................................................27
      1.27  Accounts, Inventory and other Floating Charge Collateral........28
            (a)   Special Representations and Warranties....................28
            (b)   Maintenance of Records....................................29


                                       (i)

                                                                EXECUTION COPY


            (c)   Sale of Accounts, Inventory and other Floating Charge
  Collateral................................................29
            (d)   Collection................................................29

SECTION 2 -- ASSIGNMENT OF RENTS; SECURITY AGREEMENT........................29
      2.1   Assignment of Leases, Rents, Issues and Profits.................29
      2.2   Security Interest in Personal Property..........................32

SECTION 3 -- EVENTS OF DEFAULT AND REMEDIES.................................32
      3.1   Remedies in Case of an Event of Default.........................32
      3.2   Sale of Mortgaged Property If Event of Default Occurs;
            Proceeds of Sale................................................34
      3.3   Additional Remedies in Case of an Event of Default..............36
      3.4   Additional Remedies in Respect of Intellectual Property.........37
      3.5   Legal Proceedings After an Event of Default.....................37
      3.6   Remedies Not Exclusive..........................................38
      3.7   No Additional Rights for Debtor Hereunder.......................39

SECTION 4 -- CERTAIN DEFINITIONS............................................39
      4.1   Definitions.....................................................39
            (a)   Accounts .................................................39
            (b)   Accounts Proceeds.........................................39
            (c)   Additional Undertaking....................................39
            (d)   Business Day..............................................40
            (e)   Cash Equivalents..........................................40
            (f)   Compiled Plan.............................................40
            (g)   Cost of Construction......................................40
            (i)   Floating Charge Collateral................................41
            (j)   Guaranty..................................................41
            (k)   Intangible ...............................................41
            (l)   Inventory.................................................41
            (m)   Land Exchange Agreement...................................42
            (q)   Letter of Credit..........................................42
            (s)   perfection................................................42
            (t)   Rating Agency.............................................42
            (u)   rated or rating...........................................42
            (v)   security interest ........................................42
            (w)   Storage Contracts.........................................43
            (x)   Surety Bond...............................................43
            (y)   Trademarks ...............................................43

SECTION 5 -- MISCELLANEOUS..................................................43
      5.1   Severability....................................................43
      5.2   Notices.........................................................43


                                      (ii)

                                                                EXECUTION COPY

      5.3   Covenants to Run with the Land..................................43
      5.4   Captions; Gender and Number.....................................43
      5.5   Limitation on Interest Payable..................................44

      5.6   Indemnification; Reimbursement..................................44
      5.7   Governing Law and Submission to Jurisdiction....................45
      5.8   Judgment Currency...............................................45
      5.9   Changes in Writing..............................................45
      5.10  No Merger.......................................................45
      5.11  No Set-Off......................................................46
      5.12  Concerning Holder...............................................46
      5.13  Holder's Right to Sever Indebtedness............................47
      5.14  Waiver of Stay..................................................48
      5.15  No Credit for Payment of Taxes or Impositions...................49
      5.16  Stamp and Other Taxes...........................................49
      5.17  Estoppel Certificates...........................................49
      5.18  Additional Security.............................................49
      5.19  Discharge of Debenture..........................................49
      5.20  Pledge of Debenture.............................................50
      5.21  Expenses of Collection..........................................50
      5.22  Business Days...................................................50
      5.23  Time of Essence.................................................50
      5.24  Acknowledgment and Receipt......................................50
      5.25  Not a Negotiable Instrument.....................................50
      5.26  Multiple Executed Copies........................................50
      5.27  No Recourse Against Others......................................50

Schedule A - Legal Description
Schedule B - Copyrights
Schedule C - Patents
Schedule D - Industrial Designs
Schedule E - Licenses
Schedule F - Prior Liens
Schedule G - Equipment Locations
Schedule H - Land Swap Sale Parcel
Schedule I - Compiled Plan
Schedule J - Land Swap Acquisition Parcel
Schedule K - Trademarks


                                      (iii)

                                                                EXECUTION COPY

                     FIXED AND FLOATING CHARGE DEBENTURE


            FIXED AND FLOATING CHARGE DEBENTURE ("Debenture"), dated as of November 27, 1996, made by Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia having an office at 800 Fairway Drive, Suite 295, Deerfield Beach, Florida 33441, as mortgagor, assignor and debtor (together with any successors or assigns, "Debtor"), in favor of Marine Midland Bank, a New York banking corporation and trust company having an office at 140 Broadway, 12th Floor, New York, NY 10005, as trustee pursuant to the Indenture (as hereinafter defined) and the Additional Lender Intercreditor Agreement (as defined in the Indenture), if any, as mortgagee, assignee, secured party and holder of the Debenture (in such capacity and together with any successors or assigns in such capacity, "Holder").

RECITALS:

A. Debtor is the owner of the land described in Schedule A annexed hereto and made a part hereof and all the improvements situated thereon.

B. Debtor, Holder and certain subsidiaries of Debtor are, contemporaneously with the execution and delivery of this Debenture, entering into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Indenture), dated as of November 27, 1996, pursuant to which Debtor is issuing its 11 3/4% first mortgage notes due 2003 (the "First Mortgage Notes"), in the aggregate principal amount of U.S.$135,000,000. It is contemplated that Debtor may, after the date hereof, (i) issue exchange notes pursuant to the Indenture (the "Exchange Notes"; together with the First Mortgage Notes, the "Notes") and
(ii) incur certain additional indebtedness ("Additional Secured Indebtedness" as defined in the Indenture) in accordance with the provisions of Sections 4.04 and
4.14 of the Indenture which shall be equally and ratably secured by the Mortgaged Property (as hereinafter defined).

C. All obligations of Debtor now or hereafter existing under or in connection with the Indenture and the Notes (including, without limitation, the obligations of Debtor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, premiums, indemnities and other amounts due or to become due under or in connection with the Indenture, the Notes and any other instrument governing the obligations of Debtor with respect to the Additional Secured Indebtedness (the "Additional Indebtedness Instrument") and all obligations, indebtedness and liabilities of Debtor pursuant to the terms of this Debenture, in each case whether now existing or hereafter arising, and whether in the regular course of business or otherwise, are hereinafter referred to collectively as the "Secured Obligations".

                                                                EXECUTION COPY
                                      - 2 -



ACKNOWLEDGMENT AND PROMISE TO PAY:

A. Debtor, for value received, hereby acknowledges itself indebted to Holder for the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) in lawful money of the United States and promises to pay the principal sum to or to the order of Holder on demand. Debtor hereby expressly waives presentment for payment, notice of non-payment and protest.

B. Debtor promises to pay to Holder interest in like money on the amount of the principal sum outstanding from time to time and on all other amounts from time to time owing hereunder at the rate of twenty-five (25%) percent per annum, such interest to accrue daily and be payable on demand. Interest is payable both before and after maturity, demand, default and judgement. Debtor promises to pay interest on overdue interest, at the same rate, calculated and payable monthly on the first business day of each and every month.

C. Debtor promises to pay the principal sum, interest and all other amounts from time to time owing hereunder at the address for notice of Holder established under Section 5.2, or as otherwise instructed by the Holder from time to time.

GRANTING CLAUSES:

      As security for the payment of the principal sum, interest, overdue interest and all other amounts from time to time owing or payable under this Debenture, and the performance by Debtor of all its obligations under this Debenture, Debtor hereby (i) creates a security interest in and mortgages, assigns, transfers, pledges and charges and hereby grants as and by way of a farge to and in favour of Holder for the benefit of itself, the holders of the Notes and the holders of Additional Secured Indebtedness (collectively, the "Secured Parties"), all of the undertaking, property and assets of Debtor, both real and personal, movable and immovable, tangible and intangible of whatsoever nature and kind now owned or hereafter acquired (except
(x) vehicles, marine vessels and emergency and spill response equipment and (y) such property and assets as are validly and effectively subject to any fixed and specific mortgages and charges created hereby), including its goodwill and uncalled capital and including, without limitation, any and all rights in, to and under the Lender Collateral, the Storage Contracts and Trademarks (collectively, the "Charged Property"), and (ii) grants, mortgages, bargains, sells, assigns and conveys to Holder for the benefit of the Secured Parties and hereby grants as and by way of a fixed and specific mortgage, charge, pledge and security interest to and in favour of Holder for the benefit of the Secured Parties all of Debtor's right, title and interest in and to the following property (the "Fixed Charge Collateral") whether now owned or held or hereafter acquired (together with the undertaking, property and assets described in clause
(i) above as the Charged Property, collectively, the "Mortgaged Property"):

A. Any and all present estates or interests of Debtor in the land described in Schedule A annexed hereto, together with all Debtor's reversionary rights in and to any and all lots, parcels, alterations, partitions, easements, rights-of-way, sidewalks, strips and gores of land, drives,

                                                                EXECUTION COPY
                                      - 3 -


roads, curbs, streets, lanes, ways, alleys, passages, passageways, sewer rights, waters, woods, water courses, water rights, mineral, gas and oil rights, power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and any leasehold interests with respect to the foregoing (collectively, the "Land");

B. Any and all estates or interests of Debtor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land and any leasehold interests with respect to the foregoing, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises"); provided, however, that as of the date of consummation of the Land Swap transaction, subject to compliance with Section 1.26 of this Debenture, "Premises" shall be deemed (i) to exclude the Land Swap-Sale Parcel and (ii) to include the Land Swap-Acquisition Parcel;

C. Any and all permits, licenses, franchises, certificates, consents, approvals and authorizations, however characterized, issued or in any way furnished, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits, or licenses and certificates of operation;

D. Any and all interest of Debtor in (i) equipment of any kind or nature (other than vehicles, marine vessels and emergency and spill response equipment) and located at or used in connection with the operation of Debtor's business conducted at the Premises, whether or not affixed to the Premises, and all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all truck racks, jetties, docks, hose stations, tanks, spheres, pipelines, monopiles or pumps whether floating, fixed or permanent, offshore single point mooring buoys and other buoys, atmospheric distillation, storage, blending and loading equipment, utility systems, fire sprinkler and alarm systems or other fire prevention or extinguishing apparatus materials, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, office machinery, switchboards, computers and computer hardware and software (whether owned or licensed), all indoor or outdoor furniture, tools, materials, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises; (ii) all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessories and other property now or hereafter affixed thereto or used in connection therewith and (iii) all replacements and all other parts therefor (collectively, the "Equipment");

                                                                EXECUTION COPY
                                      - 4 -


E. All Debtor's right, title and interest, as landlord, franchisor, licensor or grantor, in all leases and subleases of space, tenancies, lettings, franchise agreements, licenses, occupancy or concession agreements, all books and records which contain payments under such leases, contracts and other agreements, written or otherwise, now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, other than Storage Contracts, as defined below, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect including, without limitation, all rents, additional rents, rental income, receipts, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, issues, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits, claims for damages and awards, now due or hereafter to become due, with respect to any Lease (collectively, the "Rents");

F. All general intangibles and contract rights of every kind and nature relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts), and, in any event shall include, without limitation, any and all goodwill, descriptions, name plates, claims, choses-in-action, causes of action, catalogues, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of Debtor and rights to refund or indemnification to the extent the foregoing relate to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts), deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, bankers' acceptances and guarantees, and income tax refunds to the extent relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts), claims for tax or other refunds against any provincial or federal government, or any agency or authority or other federal government, or any agency or authority or other subdivision thereof relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts), corporate or other business records relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts) and all reserves, deferred payments and claims of every kind or character relating thereto (collectively, the "Contract Rights");

G. Any and all "documents" relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage Contracts), including, without limitation, any and all lists, books, records, ledgers, printouts, computer programs, computer disks or tape files, computer runs and other computer prepared information, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any item or type of Mortgaged Property (other than the Lender Collateral and the Storage

Contracts);

H. The "Collateral Account" established and maintained pursuant to the Indenture and all funds from time to time on deposit therein, all investments of such funds (including, without

                                                                EXECUTION COPY
                                      - 5 -


limitation, Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments, all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by Holder for or on behalf of Debtor in substitution for, or in addition to, any or all of the Mortgaged Property, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Mortgaged Property;

I. Any and all of the Debtor's now-existing or hereafter arising rights, title and interests in, to and under that certain amended and restated stock purchase and sale agreement (as amended from time to time, the "Stock Purchase Agreement") dated as of November 4, 1996, between Statia Terminals Group N.V., Debtor, Statia Terminals Corporation N.V., Statia Terminals Delaware, Inc., Praxair, Inc., CBI Investment, Inc., and Statia Terminals, Inc. and all documents, agreements and other instruments executed and/or delivered in connection therewith or relating thereto (such documents, agreements and other instruments, together with the Stock Purchase Agreement, the "Acquisition Documents") including, without limitation (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies and claims for damages or other relief pursuant to or in respect of the Acquisition Documents and (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies and claims for monetary damages in respect of the agreement, documents and instruments referred to in the Acquisition Documents or related thereto;

J. All surveys, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to any item or type of Mortgaged Property or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined);

K. All of Debtor's present and after acquired right, title and interest in any and all of the following (collectively, together with all Trademarks, the "Intellectual Property"):

      (a) any and all copyrights, whether statutory or common law, and all applications, registrations and recordings relating to such copyrights in the Canadian Copyright Office or in any similar office or agency of Canada, any province thereof, any political subdivision thereof or in any other country, including, without limitation, the copyrights and applications, registrations and recordings described in Schedule B hereto, together with any and all (i) rights and privileges arising under applicable law with respect to Debtor's use of any copyrights, (ii) reissues, extensions, continuations and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iv) rights corresponding thereto throughout the world and

                                                                EXECUTION COPY
                                      - 6 -


            (v) rights to sue for past, present and future infringements thereof (collectively, "Copyrights"),

      (b) any and all patents and all applications, registrations and recordings relating thereto as may at any time be filed in the Canadian Patent Office or in any similar office or agency of Canada, any province thereof, any political subdivision thereof or in any other country, including, without limitation, those patents, applications, registrations and recordings described in Schedule C hereto, together with any and all (i) rights and privileges arising under applicable law with respect to Debtor's use of any patents,
            (ii) inventions and improvements described and claimed therein,
            (iii) reissues, divisions, continuations, renewals, extensions and continua tions-in-part thereof, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present and future infringements thereof (collectively, "Patents"),

      (c) any and all industrial designs and all applications, registrations and recordings relating thereto as may at any time be filed in the Canadian Industrial Design Office or in any similar office or agency of Canada, any province thereof, any political subdivision thereof or in any other country, including, without limitation, those industrial designs, applications, registrations and recordings described in Schedule D hereto, together with any and all (i) rights and privileges arising under applicable law with respect to Debtor's use of any industrial designs, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present and future infringements thereof (collectively, "Industrial Designs"),


      (d) any and all license and distribution agreements with any other party with respect to a Patent, Trademark or Copyright, whether Debtor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedule E hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable to Debtor with respect thereto, including, without limitation, damages and payments for past or future infringements or violations thereof and (iii) rights to sue for past, present and future infringements or violations thereof (collectively, "Licenses").

                                                                EXECUTION COPY
                                      - 7 -


L. All the estate, right, title, interest, claim, and demand whatsoever, of Debtor, in law, equity, or otherwise howsoever, of, in, and to the same and every part of the foregoing;

M. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance (and any unearned premiums thereon), indemnity, warranty, guarantee or claims payable to Holder or Debtor from time to time with respect to any item or type of Mortgaged Property, payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation or eminent domain, seizure or forfeiture of all or any part of the Mortgaged Property by any governmental authority (or any person acting under colour of a governmental authority), judgment or other awards or payments with respect thereto or settlement in lieu thereof (including, without limitation, any Net Proceeds or Net Award (each as hereinafter defined)), including, without limitation, interest thereon, products of the Mortgaged Property, and other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property (collectively, "Proceeds");

provided, however, that (i) notwithstanding the foregoing, the Mortgaged Property shall not include (x) property or assets hereafter acquired by Debtor in accordance with clause (ix) of the definition of Permitted Liens in the Indenture; provided, further, that at such time as such property or asset is no longer subject to such Lien or security interest, such property shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder; and
(y) vehicles, marine vessels and emergency and spill response equipment; and
(ii) the mortgages and charges created and evidenced hereby shall not extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by Debtor or the last day of the term of any Licences of which Debtor is a licensee, but, upon the occurrence and during the continuance of an Event of Default, Debtor shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any Person acquiring such term or the part thereof subject to this Debenture in course of the enforcement of any of Holder's rights or remedies hereunder.

HABENDUM:

      To have and to hold the Mortgaged Property and the Charged Property and all rights hereby conferred to the Holder, its successors and assigns forever, but in trust nevertheless for the uses and purposes with the powers and authorities and subject to the terms and conditions herein set forth.

                                                                EXECUTION COPY
                                      - 8 -

COVENANTS:

      Debtor warrants, represents and covenants to and for the benefit of Holder as follows:

SECTION 1 -- WARRANTIES, REPRESENTATIONS AND COVENANTS OF DEBTOR

1.1 Authority and Validity. Debtor represents, warrants and covenants that (i) Debtor is duly authorized to execute and deliver this Debenture, the Notes and the Indenture and the other documents evidencing or securing the Secured Obligations (this Debenture, the Notes, the Indenture and such other documents, collectively, the "Indenture Documents"), and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Debenture and the other Indenture Documents are legal, valid, binding and enforceable obligations of Debtor, (iii) Debtor has the full power and lawful authority to execute and deliver this Debenture and the other Indenture Documents and to assign, transfer, mortgage, charge and grant a security interest in the Mortgaged Property as contemplated herein.

1.2 Good Title.

      (a) Debtor represents, warrants and covenants that (i) Debtor has (a) good and marketable legal title to the Premises, (b) valid leasehold interest in the landlord's interest and estate under or in respect of the Leases, (c) good title to the interest it purports to own in and to each item of Mortgaged Property in each case subject to no Liens, except for those Liens in respect of Noteholder Collateral and/or Lender Collateral, as specifically identified on Schedule F annexed hereto (collectively, "Prior Liens"), (ii) Debtor will keep in effect all material rights and appurtenances to or that constitute a part of the Mortgaged Property which are necessary for the conduct of Debtor's business at the Mortgaged Property, (iii) Debtor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, (iv) Debtor will comply with each of the terms, conditions and provisions of any obligation of Debtor which is secured by the Mortgaged Property or the noncompliance with which could reasonably be expected to result in the imposition of a Lien on the Mortgaged Property, (v) Debtor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Debenture in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Holder hereunder, (vi) this Debenture creates and constitutes a valid and enforceable first Lien on the Mortgaged Property which Lien is and will be subject only to (a) Prior Liens (but not to extensions or replacements of Prior Liens) and (b) Liens hereafter created and which, pursuant to the provisions of subsection 1.18(a), are superior to the Lien created and evidenced hereby, and Debtor does now and shall warrant and defend to Holder and all its successors and assigns such title and the validity and priority of the Lien created and evidenced hereby

                                                                EXECUTION COPY
                                      - 9 -


            against the claims of all Persons, (vii) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required for the existing use and occupancy by Debtor and its tenants of the Premises and (viii) the Premises comply in all respects with all local zoning, land use, setback or other development and use requirements of Governmental Authorities (as hereinafter defined).

      (b) Debtor, immediately upon obtaining knowledge or receiving notice, as the case may be, of the pendency of any proceedings for the eviction of Debtor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Debtor's title to the Mortgaged Property as warranted in this Debenture, or of any condition that might reasonably be expected to give rise to any such proceeding, shall notify Holder in writing thereof. Holder may participate in such proceedings, and Debtor shall deliver or cause to be delivered to Holder all instruments requested by Holder to permit such participation. In any such proceedings Holder may be represented by counsel satisfactory to Holder at the expense of Debtor. If, upon the resolution of such proceedings, Debtor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable to Debtor in connection therewith, such proceeds are hereby assigned to and shall be paid to Holder to be applied in the manner applicable to proceeds of Asset Sales pursuant to Section 4.15 of the Indenture.

1.3 Chief Executive Office; Records; Change of Name. The chief place of business of Debtor is located at 3817 Port Malcolm Road, Port Hawkesbury, Richmond County, Nova Scotia. Debtor shall not move its chief place of business, except to such new location as Debtor may establish in accordance with the last sentence of this subsection 1.3. Debtor shall not establish a new location for its chief place of business nor shall it change its name until (i) it shall have given Holder not less than forty-five (45) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Holder may request and (ii) with respect to such new location or name, Debtor shall have taken all action necessary or required by any and all existing or future applicable laws or as Holder shall from time to time reasonably request to maintain and fully protect the perfection, validity and priority of the Lien of Holder in the Mortgaged Property intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location.

1.4 Location of Equipment and Inventory. All Equipment and Inventory held on the date hereof by Debtor is located at the locations shown in Schedule G hereto. All Equipment and Inventory now held or subsequently acquired shall be kept at one or more of the locations shown in Schedule G hereto, or such new location as Debtor may establish if (i) it shall have given to Holder at least forty-five
(45) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as

                                                                EXECUTION COPY
                                     - 10 -


Holder may request, and (ii) with respect to such new location, Debtor shall have taken all action necessary or required by any and all existing or future applicable laws or as Holder shall from time to time reasonably request to maintain and fully protect the perfection, validity and priority of the Lien of Holder in the Mortgaged Property intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location.

1.5 No Consents. Subject to Section 1.9 of this Debenture, no consent of any party (including, without limitation, stockholders or creditors of Debtor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (except for stockholders' and directors' resolutions which have been passed as of the date hereof) either (A) for the creation by Debtor of the Lien in the Mortgaged Property pursuant to this Debenture or for the execution, delivery or performance of this Debenture by Debtor, (B) for the exercise by Holder of the rights provided for in this Debenture or (C) for the exercise by Holder of the remedies in respect of the Mortgaged Property pursuant to this Debenture (except as required by bankruptcy, insolvency, winding up, reorganization, moratorium and similar laws affecting creditors' rights generally).

1.6 After-Acquired Intellectual Property. If Debtor shall (i) obtain any rights to any new invention (whether or not patentable), know-how, trade secret, design, industrial design, process, procedure, formula, diagnostic test, service mark, trademark, trademark registration, trade name, copyright or license or
(ii) become entitled to the benefit of any patent, industrial design, service mark or trademark application, trademark, trademark registration, license renewal, copyright renewal or extension, or patent for any reissue, division, continuation, renewal extension, or continuation-in-part of any patent or any improvement on any patent, the provisions of this Debenture shall automatically apply thereto and any item enumerated in clause (i) or (ii) of this sentence shall automatically constitute Mortgaged Property and shall be subject to the assignment, Lien and security interest created hereby without further action by any party. Debtor promptly shall (x) give to Holder written notice of its acquisition of or entitlement to any and all issued, registered or applied for Patents, Trademarks, Copyrights, Industrial Designs and Licenses and (y) confirm the creation and attachment of the Lien and security interest created hereby to any thereof by execution of any instrument in form acceptable to Holder.

1.7 Special Provisions Regarding Intellectual Property.

(a) Applications. Except in the ordinary course of business consistent with prudent business practice, and as may also otherwise be specified in Section
11.03 of the Indenture, Debtor shall not abandon any right to file an application with respect to Intellectual Property or any pending application, without the prior written consent of Holder.

(b) Restriction on Licensing Intellectual Property. Debtor shall not license the Intellectual Property or any portion thereof, or amend or permit the amendment of any of the Licenses in either case in a manner that adversely affects the right to receive any material amount of

                                                                EXECUTION COPY
                                     - 11 -


payments thereunder, or, except as otherwise permitted under Section 11.03 of the Indenture, in any manner adverse to the interests of Holder in the Intellectual Property, without the prior written consent of Holder.

1.8 Holder May Perform; Holder Appointed Attorney-in-Fact. If Debtor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Debtor contained herein shall be breached, Holder may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Holder shall be paid by Debtor immediately upon demand therefor, with interest on all such funds outstanding at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from and including the date on which such funds were so expended to the date of repayment thereof. Debtor's obligations under this Section 1.8 shall survive the termination of this Debenture and the discharge of Debtor's other obligations under this Debenture. Debtor hereby appoints Holder its attorney-in-fact with an interest, with full authority in the place and stead of Debtor and in the name of Debtor, or otherwise, from time to time in Holder's discretion, to take any action and to execute any instrument consistent with the terms of this Debenture and the Indenture which Holder may deem necessary or advisable to accomplish the purposes of this Debenture. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Debenture. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.


1.9 Recording Documentation to Assure Lien; Fees and Expenses.

      (a) Other than the filing, registration and/or recordation of this Debenture with the office of the Registrar of Joint Stock Companies at Halifax, Nova Scotia and at the Registry of Deeds at Arichat, Nova Scotia, no filings, registrations and recordings are necessary or appropriate to create, preserve, protect and perfect the Lien granted by Debtor to Holder pursuant to this Debenture in respect of the Mortgaged Property (except for filings in respect of Copyrights which are not material to the conduct of Debtor's business and undertaking).

      (b) Debtor shall, forthwith after the execution and delivery of this Debenture and thereafter, from time to time, cause this Debenture and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Debenture to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to fully protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Holder therein. Debtor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all

                                                                EXECUTION COPY
                                     - 12 -


            stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

      (c) Debtor shall, at the sole cost and expense of Debtor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances necessary or required by any and all existing or future applicable laws or as Holder shall from time to time reasonably request to assure, perfect, convey, assign, mortgage, transfer and confirm unto Holder the property and rights hereby conveyed or assigned, or which Debtor may be or may hereafter become bound to convey or assign to Holder or which may facilitate the performance of the terms of this Debenture or the filing, registering or recording of this Debenture. In the event Debtor shall fail to execute any instrument required to be executed by Debtor under this subsection 1.9(c), Holder may execute the same as the attorney-in-fact for Debtor, such power of attorney being coupled with an interest and irrevocable.

1.10 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and

Insurance Requirements.

      (a) Unless contested in accordance with the provisions of subsection 1.10(e) hereof, Debtor shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof. Except to the extent contemplated in Section 1.11 hereof, this subsection 1.10(a) shall not obligate Debtor to pay and discharge any charges imposed upon Holder in respect of income taxes.

      (b) Upon the occurrence and during the continuance of an Event of Default, at the written request of Holder, Debtor shall deposit with Holder, on the first day of each month, an amount estimated by Debtor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Debtor under subsection 1.10(a) and amounts estimated by Debtor to be necessary to maintain the insurance coverages contemplated in
            Section 1.12. Such amounts shall be held by Holder without interest to Debtor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as Holder shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Debtor shall, in Holder's judgment, be insufficient (when added to the installments

                                                                EXECUTION COPY
                                     - 13 -


            anticipated to be paid thereafter) to discharge any of such obligations when due, Debtor shall, within five (5) Business Days (as hereinafter defined) after demand, deposit with Holder such additional amounts as may be requested by Holder. Nothing contained in this Section 1.10 shall affect any right or remedy of Holder under any provision of this Debenture or any Indenture Document or of any statute or rule of law to pay any such amount from its own funds and to add the amount so paid, together with interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture, to the Secured Obligations or relieve Debtor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Debtor under subsection 1.10(a). Debtor hereby grants to Holder an assignment of, and a charge and a security interest in, all sums held pursuant to this subsection 1.10(b) to secure payment of all amounts owing under this Debenture. During the continuance of an Event of Default, Holder may apply all or any part of the sums held pursuant to this subsection 1.10(b) to payment and performance of Debtor's obligations under this Debenture. Debtor shall redeposit with Holder an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfilment of any other required conditions; provided, however, any and all such funds shall be returned to Debtor promptly after the Event of Default has been cured.

      (c) Unless contested in accordance with the provisions of subsection 1.10(e), Debtor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, or not bonded, would be likely to result in the creation of a Lien on the Mortgaged Property or any part thereof or the Rents arising therefrom, or which would be likely to result in forfeiture of all or any part of the Mortgaged Property.

      (d) Debtor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any federal, provincial, state, municipal or local government or quasi-governmental agency or authority (each of the foregoing, a "Governmental Authority") to operate or use or occupy (as applicable) the Mortgaged Property for their intended uses (collectively, the "Permits"; each, a "Permit"). Debtor represents that none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Debenture or the foreclosure of the Lien hereof. Unless contested in accordance with the provisions of subsection 1.10(e), Debtor shall comply promptly with, or cause prompt compliance with (i) all requirements set forth in the Permits and (ii) all requirements of any law, ordinance, rule,

                                                                EXECUTION COPY
                                     - 14 -


            regulation or similar statute or case law (collectively, "Legal Requirements") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. Debtor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Land, if such action would be likely to diminish the value of the Mortgaged Property or impair Holder's rights or benefits hereunder, without the prior written consent of Holder.

      (e)   Debtor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.10(a), 1.10(c) and 1.10(d) by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that in connection with such contest, Debtor shall have made provision for the payment or performance of such contested obligation on Debtor's books if and to the extent required by generally accepted accounting principles, or shall have deposited with Holder a sum sufficient to pay and discharge such obligation and Holder's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection 1.10(e), (i) no contest of any such obligations may be pursued by Debtor if such contest would expose Holder, any holder of Notes or any holder of Additional Secured Indebtedness to any possible criminal liability or, unless Debtor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to Holder, to any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Debtor pursuant to this subsection 1.10(e) shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Debtor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

      (f) Debtor shall not in its use and occupancy of the Premises or the Equipment (including, without limitation, in the making of any Alteration) take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Debenture or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Mortgaged Property and, without limiting the foregoing, Debtor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of the Mortgaged Property.

                                                                EXECUTION COPY
                                     - 15 -


      (g) Debtor shall, promptly upon receipt of any written notice regarding any failure by Debtor to pay or discharge any of the obligations described in subsection 1.10(a), 1.10(c), 1.10(d) or 1.10(f), furnish a copy of such notice to Holder.

1.11 Certain Tax Law Changes. In the event of the passage after the date of this Debenture of any law changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state, provincial or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Debenture, Holder, any Indenture Document or any other document relating to the Secured Obligations, Debtor shall promptly pay to

Holder such amount or amounts as may be necessary from time to time to pay such tax.

1.12 Required Insurance Policies.

      (a) Debtor shall maintain in respect of the Premises the following insurance coverages:

            (1) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the greater of
                  (i) U.S.$150,000,000 per occurrence and (ii) the amount of coverage as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

            (2) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways (if any), and, covering any and all claims including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon Holder and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

            (3) Workers' compensation insurance as required by the applicable laws of the Province of Nova Scotia and any other province or state in which the

                                                                EXECUTION COPY
                                     - 16 -


                  Premises are located to protect Debtor against claims for injuries sustained in the course of employment at the Premises;

            (4) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and the Equipment and located in the locality where the Premises and the Equipment are located;

            (5) During the performance of any alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all-risk completed value basis;

            (6) Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality in which the Premises are located; and

            (7) If the Premises are located in an area designated by any applicable Governmental Authority as an area having special flood hazards and in which flood insurance is available flood insurance in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

      (b) All insurance policies required by this Section 1.12 shall be in form customarily maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality in which the Premises are located. All insurance policies in respect of the coverages required by subsections 1.12(a)(1), 1.12(a)(4), 1.12(a)(5) and, if applicable, 1.12(a)(6) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to Holder, as loss payee pursuant to a standard noncontributory New York mortgagee endorsement or local equivalent, and each such policy shall (i) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than Debtor and all rights of subrogation against any named insured, and (ii) provide that any losses thereunder shall be payable notwithstanding (A) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Debtor or Holder or any other named insured or loss payee, (B) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of the policy, (C) any foreclosure or other proceeding or notice of sale relating to the Premises

                                                                EXECUTION COPY
                                     - 17 -


            or the Equipment or (D) any change in the title to or ownership or possession of the Premises or the Equipment; provided, however, that (with respect to items contemplated in clauses (C) and (D) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by subsections 1.12(a)(2) and, if applicable, 1.12(a)(6) and

            1.12(a)(7), shall name Holder as an additional insured. Each policy of insurance required under this Section 1.12 shall provide that it may not be cancelled or otherwise terminated without at least thirty
            (30) days' prior written notice to Holder and shall permit Holder to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to Holder. Prior to the occurrence of an Event of Default, settlement of any claim in an amount in excess of $250,000 under any of the insurance policies referred to in this
            Section 1.12 shall require the prior approval of Holder, and Debtor shall use its best efforts to cause each such insurance policy to contain a provision to such effect. During the continuance of any Event of Default, Debtor shall not settle any claim under any of the insurance policies referred to in this Section 1.12 without the prior approval of Holder.

      (c) At least thirty (30) days prior to the expiration of any insurance policy required by subsection 1.12(a), a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension shall be delivered to Holder.

      (d) Debtor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.12, unless Holder is included thereon as named insured and, if applicable, with loss payable to Holder under an endorsement containing the provisions described in subsection 1.12(b). Debtor promptly shall notify Holder whenever any such separate insurance policy is obtained and promptly shall deliver to Holder the policy or certificate evidencing such insurance.

      (e) Debtor shall, immediately upon receipt of any written notice of any failure by Debtor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.12, furnish a copy of such notice to Holder.

      (f) Debtor shall maintain, or cause to be maintained, the insurance described in this Section 1.12 with primary insurers rated (for claims paying purposes) in one of the two highest generic categories by each Rating Agency (as hereinafter defined). All insurers under policies required hereunder shall be licensed and authorized to issue insurance in the province or state in which the Land is located.

                                                                EXECUTION COPY
                                     - 18 -


1.13 Failure to Make Certain Payments. If Debtor shall fail to perform any of the covenants contained in this Debenture including, without limitation, Debtor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of Debtor under the Leases, and such failure shall constitute an Event of Default, Holder may, but shall not be obligated to, make advances to perform such covenant on Debtor's behalf and all sums so advanced shall be added to the principal sum of this Debenture and shall be secured hereby. Debtor shall repay immediately upon demand therefor all sums so advanced by Holder on behalf of Debtor and all such amounts shall bear interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from and including the date on which such funds were so advanced to the date of repayment thereof. Neither the provisions of this Section 1.13 nor any action taken by Holder pursuant to the provisions of this Section 1.13 shall prevent any such failure to observe any covenant contained in this Debenture from constituting an Event of Default.

1.14 Inspection. Debtor shall permit Holder, by its agents, representatives, accountants and attorneys, to visit and inspect the Premises and the Equipment at such reasonable times as may be requested by Holder.

1.15 Debtor to Maintain Improvements. Debtor shall not commit any waste on the Premises or with respect to any Equipment or make any change in the use of the Premises or any Equipment. Debtor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof,
(ii) all streets necessary to serve the Premises are completed and serviceable and(iii) Debtor has access to the Premises from public roads sufficient to allow Debtor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial and industrial practices. Debtor shall, at all times, maintain the Premises and the Equipment in good operating order, condition and repair and shall make all repairs necessary, structural or nonstructural, for the operation of Debtor's business. Debtor shall (a) not alter the occupancy or use of all or any part of the Premises or Equipment, without the prior written consent of Holder, and (b) do all other acts which from the character or use of the Premises and the Equipment may be reasonably necessary or appropriate to maintain and preserve their value.

1.16 Acquisition Documents. Debtor shall perform and comply with the terms and conditions of all Acquisition Documents. Debtor shall not without the consent of Holder (i) cancel or terminate any of the Acquisition Documents or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any of the Acquisition Documents (in each case as in effect on the date hereof), (iii) waive any default under or breach of any of the Acquisition Documents or waive, fail to enforce, forgive or release any right, interest, or entitlement of any kind, howsoever arising, under or in respect of such Acquisition Documents or, vary or agree to the variation of any of the provisions of any of such Acquisition Documents, or (iv) petition, request or take any other legal or administrative action which seeks, or may be expected, to rescind, terminate or suspend, any of the Acquisition Documents or

                                                                EXECUTION COPY
                                     - 19 -



amend or modify any thereof. Debtor shall notify Holder in the event it receives any notice or communication with respect to the Acquisition Documents including, without limitation, notices or default, and shall forward promptly copies of any such notices or communications to Holder.

1.17 Debtor's Obligations with Respect to Leases.

      (a) Debtor shall manage and operate the Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner and will not, without the written consent of Holder, enter into any Lease (or any amendment or modification thereof) with any Person which would be reasonably likely to have an adverse effect on the value of the property subject thereto.

      (b)   Debtor shall not in respect of any Leases:

            (1) receive or collect, or permit the receipt or collection of, any rental or other payments under any material Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (b) Debtor may receive and collect escalation and other charges in accordance with the terms of each Lease;

            (2) assign, transfer or hypothecate (other than to Holder hereunder or as otherwise permitted under Section 1.18 of this Debenture) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Debtor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

            (3) enter into any Lease after the date hereof that does not contain terms substantially to the effect as follows:

                  (A) such Lease and the rights of the tenant thereunder shall be subject and subordinate to the rights of Holder under and the Lien of this Debenture;

                  (B) such Lease has been assigned as collateral security by Debtor as landlord thereunder to Holder under this Debenture;

                  (C) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any

                                                                EXECUTION COPY
                                     - 20 -


                        successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                  (D) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                  (E) the tenant agrees to attorn, at the option of Holder or any purchaser of the Premises, upon a foreclosure or other enforcement of the Premises; or

            (4) terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to Debtor unless:

                  (A) the tenant under such Lease has not paid the equivalent of two months' rent and Debtor has made reasonable efforts to collect such rent; or

                  (B) Debtor shall deliver to Holder an Officers' Certificate to the effect that Debtor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Debtor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new

                                                                EXECUTION COPY
                                     - 21 -


                        Lease (or Leases) without any abatement or concession in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease.

      (c) Debtor timely shall, perform and observe all the terms, covenants and conditions required to be performed and observed by Debtor under each Lease such that there will be no material impairment of the fair market value of the Premises and will not engage in any conduct in respect of any Lease which would materially impair the fair market value of the Mortgaged Property or the Lien of this Debenture or the security interest created hereby. Debtor promptly shall notify Holder of the receipt of any notice from any lessee under any material Lease claiming that Debtor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Debtor and will cause a copy of each such notice to be delivered promptly to Holder.

      (d) Debtor shall deliver to Holder, within thirty (30) days after the end of each calendar year ending after the date of this Debenture, an Officers' Certificate, dated as of the last day of such year, (i) containing a list of names of all tenants under Leases, and the net square footage leased and the annual rental currently payable by each of them, (ii) stating for which, if any, Leases then in force Debtor has issued a notice of default and the nature of such default and (iii) stating that, to the best of such officers' knowledge, each Lease complies with the provisions of this Debenture. Debtor shall deliver to Holder within thirty (30) days after the end of each calendar quarter copies, certified by an officer of Debtor, of all Leases not theretofore delivered to Holder.

1.18 Transfer Restrictions. Except as permitted by the Indenture and Sections 1.7, 1.17(a), 1.26 and 1.27 of this Debenture, Debtor may not without the prior written consent of Holder sell, convey, assign or otherwise dispose of, or grant any option with respect to all, or, any part of the Mortgaged Property; nor shall Debtor create or permit to exist any Lien upon or with respect to, all or any of the Mortgaged Property, other than the following Liens:

      (a)   Liens in respect of amounts payable by Debtor pursuant to Section
            1.10 if and to the extent such amounts are not yet due and payable in accordance with the provisions of subsection 1.10(c) or are being contested in accordance with the provisions of subsection 1.10(e);

      (b)   Prior Liens;

      (c) The mortgage, charge and Lien granted to Holder pursuant to this Debenture;

                                                                EXECUTION COPY
                                     - 22 -


      (d) Any permitted disposition of Mortgaged Property by Debtor in accordance with the provisions of the Indenture and the Land Swaps as permitted under Section 1.26 of this Debenture;

      (e)   Leases (and amendments and modifications thereof) permitted under
            Section 1.17(a) of this Debenture;

      (f) Any disposition of Accounts, Inventory and other Floating Charge Collateral, permitted under Section 1.27 of this Debenture; and

      (g) Any disposition of Intellectual Property permitted under Section 1.7 of this Debenture.

            Each of the other Liens and other transfers permitted by this
Section 1.18 shall in all respects be subject and subordinate in priority to the Lien created and evidenced by this Debenture except (x) any Lien permitted by clause (a) of this Section if and to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by this Debenture and (y) transfers permitted under clause (e) of this Section, which shall be made free of the Lien and security interest created and evidenced hereby.

1.19 Destruction; Condemnation.

(a) Destruction; Insurance Proceeds. If there shall occur any damage to, loss or destruction of, the Improvements and Equipment, or any part of any thereof (each, a "Destruction"), Debtor shall promptly send to Holder a notice setting forth the nature and extent of such Destruction; provided, however, that Debtor shall not be required to deliver the notice contemplated in this sentence in the event that any Destruction would give rise to insurance proceeds in an amount less than or equal to U.S.$50,000. The proceeds of any insurance payable in respect of any such Destruction shall constitute Trust Moneys and are hereby assigned and shall be paid to Holder. All such proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall constitute Trust Moneys pursuant to Article XII of the Indenture and be applied in accordance with the provisions of this Debenture, the Indenture and/or the Additional Lender Intercreditor Agreement. Holder is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary or reasonable by Holder in connection with the foregoing.

(b) Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or expropriation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Debtor immediately shall notify Holder upon receiving notice of such Taking or commencement of proceedings therefor. To the extent

                                                                EXECUTION COPY
                                     - 23 -


permitted by applicable laws, Holder may participate in any proceedings or negotiations which might result in any Taking. Holder may be represented by counsel satisfactory to it at the expense of Debtor. Debtor shall deliver or cause to be delivered to Holder all instruments reasonably requested by it to permit such participation. Debtor shall in good faith and with due diligence file and prosecute what would otherwise be Debtor's claim for any such award or payment and cause the same to be collected and paid over to Holder, and hereby irrevocably authorizes and empowers Holder, in the name of Debtor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and, in the event Debtor fails so to act or is otherwise in default hereunder, to file and prosecute such claim. Debtor shall pay all costs, fees and expenses incurred by Holder in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking shall constitute Trust Moneys and are hereby assigned and shall be paid to Holder. Debtor shall take all steps necessary to notify the condemning or expropriating authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall be applied in accordance with the provisions of this Debenture, the Indenture and the Additional Lender Intercreditor Agreement. Holder is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary or reasonable by Holder in connection with the foregoing.

1.20 Alterations. Debtor shall not make any structural addition, modification or change (each, an "Alteration") to the Premises or the Equipment except as permitted by Section 11.03 of the Indenture. Debtor shall (a) complete each Alteration promptly, in a good and workmanlike manner and, in all material respects, in compliance with all applicable local laws, ordinances and requirements and (b) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.10(e).

1.21 Hazardous Material.

      (a) Debtor represents and warrants that, otherwise than as specifically disclosed in the Offering Memorandum dated November 27, 1996, (i) it has obtained all Permits which are currently required with respect to the ownership and operation of its business at the Mortgaged Property under any and all federal, provincial, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to handling, use, storage, treatment, disposal, removal, emission, discharge or release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Hazardous Materials") into the environment (including, without limitation, ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport

                                                                EXECUTION COPY
                                     - 24 -


            or handling of Hazardous Materials (collectively, "Environmental Laws") as they relate to the Mortgaged Property; (ii) it is in compliance with all material terms and conditions of all such Permits or material representations made in such Permit applications as they relate to the Mortgaged Property, and also is in compliance in all material respects with Environmental Laws, including, without limitation, all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws as they relate to the Mortgaged Property; (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, governmental investigation, proceeding, notice or demand letter pending or, to its knowledge, threatened against it or any subsidiary under the Environmental Laws relating to the Mortgaged Property or operations of Debtor or any predecessor in interest which could be expected to result in a material fine, penalty or other cost or expense to Debtor; (iv) there are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans in respect of Debtor or the Mortgaged Property which are expected to interfere with or prevent compliance by Debtor or the Mortgaged Property with the Environmental Laws relating to the Mortgaged Property, or which are expected to give rise to any material common law or legal liability, including, without limitation, liability under the Environment Act (Nova Scotia) or the Fisheries Act (Canada), each as amended from time to time, or similar provincial, federal, local or other applicable laws, and any other material legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing or notice of violation, governmental study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Material.

      (b) Debtor shall (i) comply in all material respects with any and all applicable present and future Environmental Laws relating to the Mortgaged Property and all operations conducted thereat; (ii) conduct or cause to be conducted and/or pay or cause to be paid, as required, the cost of any investigation, remediation, removal, response or corrective action (collectively, "Response Action") relating to any Hazardous Materials on, at, under or emanating from the Mortgaged Property required by any applicable present and future Environmental Laws; (iii) not release, discharge or dispose of any Hazardous Materials on, at, under or from the Mortgaged Property in violation of or in any manner that could result in any liability under any applicable present and future Environmental Laws; and (iv) apply any insurance proceeds or other sums received by it in respect of any Response Action relating to any Hazardous Materials to any unpaid costs or expenses of such Response Action, if any, or to reimbursement for such costs previously paid by Holder, if any. In the event Debtor fails to comply with the covenants in the preceding sentence in any material respect, Holder may (upon

                                                                EXECUTION COPY
                                     - 25 -


            receipt of an indemnity or other security reasonably satisfactory to Holder), in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at Debtor's sole cost and expense cause to be taken, any necessary Response Action relating to Hazardous Materials or required by any and all applicable present and future Environmental Laws. Any costs or expenses incurred by Holder for such purpose shall be due immediately upon demand therefor and all sums so expended by Holder on behalf of Debtor shall bear interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from and including the date on which such funds were so expended to the date of repayment thereof. Debtor shall provide to Holder and its agents and employees access to the Mortgaged Property and specifically grants to Holder a license, at the sole cost and expense of Debtor, (x) to investigate, remove or otherwise remediate any Hazardous Material located thereon, or to take any action with respect to any and all applicable present and future Environmental Laws or in connection with any Hazardous Materials, which Environmental Laws or Hazardous Materials could be expected to result in the incurrence of any obligation or liability of the holders of the Notes or Holder in respect of Debtor or at, under, on, or emanating from the Mortgaged Property, if in any such case Debtor fails to so act and such investigation, removal, remediation or other action is required under any applicable present and future Environmental Laws; provided, however, that nothing contained herein shall obligate Holder to exercise any rights under such license. Upon written demand by Holder, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property) and which shall be made not more frequently than once in any twelve-month period or at any time that Holder is exercising its remedies under this Debenture, Holder shall have the right, but shall not be obligated, at the sole cost and expense of Debtor, to conduct an environmental audit or other review of the Mortgaged Property, relating to those items specified in writing or relating to the remedy that the Holder is exercising under this Debenture, by such persons or firms appointed by Holder, and Debtor shall cooperate in all respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Mortgaged Property and to all records relating thereto. Debtor shall indemnify and hold Holder and

            Marine Midland Bank in its individual capacity harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' and consultants' fees) that Holder and/or Marine Midland Bank in its individual capacity may sustain by reason of the assertion against Holder and/or Marine Midland Bank in its individual capacity by any party of any claim relating to Hazardous Materials in respect of Debtor or at, under, on, or emanating from the Mortgaged Property or reasonable actions taken with respect thereto as authorized hereunder other than such loss, cost, damage or expense, if any, to the extent it is caused solely by the negligence or willful misconduct of Holder or its agents, contractors and subcontractors in

                                                                EXECUTION COPY
                                     - 26 -


            performing any act or exercising its remedies under this Debenture. It is the express intention of the parties to this Debenture that nothing contained herein or in any other Document shall result in Holder and/or Marine Midland Bank in its individual capacity being deemed an "owner" or "operator" under applicable present and future Environmental Laws.

1.22 Asbestos. Debtor shall not install nor permit to be installed in the Mortgaged Property asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with any and all applicable present and future Environmental Laws respecting ACM. With respect to any ACM currently present in the Mortgaged Property, Debtor shall comply with any and all applicable present and future Environmental Laws, all at Debtor's sole cost and expense. If Debtor shall fail so to comply with such laws or regulations in any material respect, Holder may, but shall not be obligated to, in addition to any other remedies set forth herein, take, whatever steps it deems reasonably necessary or appropriate to comply with any and all applicable present and future Environmental Laws. Any costs or expenses incurred by Holder for such purpose shall be immediately due and payable by Debtor and shall bear interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from and including the date on which such funds were so expended to the date of repayment thereof. Debtor shall provide to Holder and its agents and employees access to the Mortgaged Property and hereby specifically grants to Holder a license to remove or encapsulate such ACM if Debtor fails to do so and removal or encapsulation is required under any applicable present and future Environmental Law; provided, however, that nothing contained herein shall obligate Holder to exercise any rights under such license. Debtor shall indemnify and hold Holder and Marine Midland Bank in its individual capacity harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees) that Holder and Marine Midland Bank in its individual capacity may sustain as a result of the presence of any ACM in, at, under or emanating from the Mortgaged Property and any removal or encapsulation thereof or compliance with any and all applicable present and future Environmental Laws.


1.23 Books and Records; Reports. Debtor shall keep proper books of record and account, which shall accurately represent the financial condition of Debtor and the business and affairs of Debtor relating to the Mortgaged Property. Holder and its authorized representatives shall have the right upon reasonable notice, and at reasonable times, from time to time, to examine the books and records of Debtor relating to the operation of the Mortgaged Property.

1.24 No Claims Against Holder. Nothing contained in this Debenture shall constitute any consent or request by Holder, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Debtor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Holder in respect thereof or any claim that any

                                                                EXECUTION COPY
                                     - 27 -


Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Debenture.

1.25 Utility Services. Debtor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof (except for those parts of the Premises which have been conveyed under the Land Swap), and shall comply with all contracts relating to any such services, and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.15.

1.26 Land Swap.

      (a) Upon the date of consummation of the Land Swap pursuant to the Land Exchange Agreement

            (1) Debtor shall, at its sole cost and expense, execute, acknowledge and deliver to Holder for the benefit of the Secured Parties a supplemental debenture, substantially in the form of and with the same terms as this Debenture, creating a fixed charge on the Land Swap-Acquisition Parcel and all fixtures thereto and shall cause to be filed, registered or recorded in the appropriate offices all instruments necessary or appropriate, and shall obtain all discharges required, to create and protect a first priority Lien in such assets,

            (2) Debtor shall comply with the provisions of Section 4.15 of the Indenture and deliver all documents required under Section
                  11.04 of the Indenture, as required in respect of the Land

                  Swap, together with (i) an Opinion of Counsel to Debtor, that
                  (x) Debtor has corporate power to own the Land Swap-Acquisition Parcel, (y) Debtor has complied with all conditions precedent applicable under the Debenture and Indenture relating to the release of the Land Swap-Sale Parcel and (z) Debtor has good and marketable title to, and the supplemental debenture creates a valid and effective first priority Lien on, the Land Swap-Acquisition Parcel; and (ii) an Officer's Certificate of Debtor certifying that the representations and warranties set forth in Sections 1.26(b) and 1.26(c) below are true as of the date of consummation of the Land Swap, and

            (3) upon receipt of the documents and satisfaction of the conditions set forth in clauses (1) and (2) above, Holder agrees (at the sole cost and expense of Debtor) to release the Land Swap-Sale Parcel from the Lien and charge of this Debenture and to execute such documents as may be necessary or

                                                                EXECUTION COPY
                                     - 28 -


                  required by any and all applicable laws to effect such release, subject to Section 11.04 of the Indenture.

      (b) Debtor represents and warrants as follows: (i) there is no Equipment or Inventory and there are no material Improvements located on the Land Swap-Sale Parcel, (ii) the Land Swap-Sale Parcel is not material to the operation of the Debtor's business and undertaking and (iii) the release of the Land Swap-Sale Parcel will not have a material adverse effect on the value of the Mortgaged Property or impair the usefulness of the Mortgaged Property in the conduct of Debtor's business and undertaking.

      (c) Debtor represents and warrants that the Land Swap-Sale Parcel is materially represented by the areas coloured in blue on the Compiled Plan and that the Land Swap-Acquisition Parcel is materially represented by the areas coloured in green on the Compiled Plan.

1.27 Accounts, Inventory and other Floating Charge Collateral.

(a) Special Representations and Warranties. As of the time when each of its Accounts arises, Debtor shall be deemed to have represented and warranted that, to the best of Debtor's knowledge, such Account and all records, papers and documents of Debtor relating thereto (i) represent the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labour or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) constitute and evidence true and valid obligations, subject to customary set-offs, rights of return, deductions and discounts, and (iii) are in compliance and conform in all respects with all applicable provincial, federal and local laws and applicable laws of any relevant foreign jurisdiction.

(b) Maintenance of Records. Debtor shall keep and maintain at its own cost and expense complete records of each Account for at least three (3) years from the date on which such Account comes into existence, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and Debtor shall make the same available to Holder for inspection (any inspection to be at Debtor's cost and expense) at any and all times upon demand.

(c) Sale of Accounts, Inventory and other Floating Charge Collateral. Except in the ordinary course of business consistent with prudent business practice, Debtor shall not rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or interest therein. Except in the ordinary course of business consistent with prudent business practice, Debtor shall not sell or otherwise dispose of Inventory or other Floating Charge Collateral.

                                                                EXECUTION COPY
                                     - 29 -


(d) Collection. Debtor shall take all commercially reasonable actions to cause to be collected from the account debtor of each of the Accounts, as and when due (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted and lawful commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The cost and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by Debtor or Holder (to the extent permitted to be incurred by Holder in accordance with the terms of the Intercreditor Agreements for so long as the Intercreditor Agreements are in effect) shall be paid by Debtor.

SECTION 2 -- ASSIGNMENT OF RENTS; SECURITY AGREEMENT

2.1 Assignment of Leases, Rents, Issues and Profits.

      (a) Debtor absolutely, presently and irrevocably assigns, transfers and sets over to Holder and grants to Holder, subject to the terms and conditions hereof, all Debtor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Leases and any other Leases, including, without limitation, all extensions of the terms of the Leases (such assigned rights, "Debtor's Interest"), as follows:

            (1) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;


            (2) all claims, rights, powers, privileges and remedies of Debtor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

            (3) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

            (4) the full power and authority, in the name of Debtor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Debtor or any landlord is or may be entitled to do under the Leases.

      (b) Any Rents received by Holder hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Debenture and/or the Indenture. Holder shall be accountable to Debtor only for Rents actually received by Holder pursuant to this assignment. The collection

                                                                EXECUTION COPY
                                     - 30 -


            of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

      (c) So long as no Event of Default shall have occurred and be continuing, Debtor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding. Upon such Event of Default and during the continuance thereof, Holder may, to the fullest extent permitted by the Leases (i) exercise any of Debtor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Debtor's Interest. At such time as any Event of Default which shall have caused Debtor's rights described in the first sentence of this subsection 2.1(c) to cease shall have been cured, Debtor shall thereafter be entitled to exercise the rights described in the first sentence of this subsection 2.1(c) until such time as any other Event of Default shall have occurred and be continuing.

      (d) Debtor hereby irrevocably authorizes and directs the tenant under each Lease to pay directly to, or as directed by, Holder all Rents accruing or due under its Lease upon receipt of a notice from Holder to the effect that an Event of Default exists hereunder and requesting such payment. Debtor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Holder for payment of Rents to Holder and Debtor shall have no claim against any tenant for Rents paid by such tenant to Holder pursuant to such notice or demand.

      (e) Debtor at its sole cost and expense shall enforce the Leases in accordance with their terms. Neither this Debenture nor any action or inaction on the part of Holder shall release any tenant under any Lease, any guarantor of any Lease or Debtor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Holder. No action or failure to act on the part of Debtor shall adversely affect or limit the rights of Holder under this Debenture or, through this Debenture, under the Leases.

      (f) All rights, powers and privileges of Holder herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and

                                                                EXECUTION COPY
                                     - 31 -


            Debtor shall not take any action under the Leases or otherwise which is inconsistent with this Debenture or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Debtor shall, from time to time, upon request of Holder, execute all instruments and further assurances and all supplemental instruments and take all such action as Holder from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Holder hereby.

      (g) Debtor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would violate this Debenture. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

      (h) Nothing contained herein shall operate or be construed to (i) obligate Holder to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon

            Holder with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Holder any responsibility for the operation, control, care, management or repair of the Premises.

2.2 Security Interest in Personal Property.

      (a) This Debenture shall constitute a security agreement and shall create and evidence a security interest or common law Lien in all items of Mortgaged Property in which a security interest may be granted or created pursuant to the Personal Property Security Act (Ontario) ("PPSA"), if applicable, or any similar applicable legislation in effect in any state or province in which the Premises are located or under the common law in such state or province (collectively, "Personal Property"). Such security interest or Lien shall attach to the Personal Property at the earliest possible time under applicable law.

      (b)   Subject to the creation of the security interest contemplated in
            Section 2.2(a), upon the occurrence of any Event of Default, in addition to the remedies set forth in Section 3, Holder shall have the power to sell the Personal Property in accordance with the PPSA or any similar legislation as enacted in any state or province in which the Premises are located or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Holder or the person conducting the sale.

                                                                EXECUTION COPY
                                     - 32 -


      (c)   Subject to the creation of the security interest contemplated in
            Section 2.2(a), upon the occurrence and during the continuance of any Event of Default, Holder may sell the Personal Property or any part thereof at public or private sale with notice to Debtor as hereinafter provided. The Proceeds of any such sale, after deducting all expenses of Holder in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees) shall be applied in the manner set forth in subsection 3.2(c). At any sale, public or private, of the Personal Property or any part thereof, Holder may purchase any or all of the Personal Property offered at such sale.

      (d)   Subject to the creation of the security interest contemplated in
            Section 2.2(a), holder shall give Debtor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, but subject to the requirements of all applicable laws, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least five (5) days prior to any sale, by first class or certified mail, postage prepaid to Debtor at its address determined in accordance with the provisions of Section 5.2.

SECTION 3 -- EVENTS OF DEFAULT AND REMEDIES

3.1 Remedies in Case of an Event of Default. If an Event of Default shall have occurred and be continuing, Holder may, but shall not be obligated to, in addition to any other action permitted by law (and not limited in any manner by the remedies contained in the Notes, the Indenture and the Additional Indebtedness Instruments), take one or more of the following actions, all subject to the Indenture and/or such restrictions as are contained in the applicable Intercreditor Agreements:

      (a) by written notice to Debtor, declare any principal sum, interest and other amounts hereby secured to be due and payable immediately;

      (b) personally, or by its agents or attorneys, (i) enter into and upon all or any part of the Mortgaged Property and exclude Debtor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Mortgaged Property, (iv) make all reasonably necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Holder may deem advisable, (v) manage, lease and operate the Mortgaged Property and carry on the business thereof and exercise all rights and powers of Debtor with respect thereto either in the name of Debtor or otherwise, or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and any or every part thereof;

                                                                EXECUTION COPY
                                     - 33 -


      (c) with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.2 or
            (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby;

      (d) by instrument in writing appoint any person to be a receiver (which term shall include a receiver and manager) of the Mortgaged Property or of any part thereof and may remove any receiver so appointed and appoint another in his stead; and except as may be otherwise directed by Holder, all moneys from time to time received by any such receiver shall be received in trust for and paid over to Holder; and any such receiver so appointed shall have power:


            (1) to take possession of the Mortgaged Property or any part thereof;

            (2) to carry on all or any part of the business of Debtor relating to the Mortgaged Property;

            (3) to borrow money on the security of the Mortgaged Property in priority to this Debenture for the purpose of the maintenance, preservation or protection of the Mortgaged Property or any part thereof or for carrying on all or any part of the business of Debtor relating to the Mortgaged Property; and

            (4) to sell, lease or otherwise dispose of the whole or any part of the Mortgaged Property at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver shall determine; provided, however, that any such receiver shall be deemed the agent of Debtor and Holder shall not be in any way responsible for any misconduct or negligence of any such receiver;

      (e) exercise any of the other rights to which Holder is entitled as holder of this Debenture, including the right to take proceedings in any court of competent jurisdiction for the appointment of a receiver, for the sale of the Mortgaged Property or any part thereof or for foreclosure, and the right to take any other action, suit, remedy or proceeding authorized or permitted thereunder or by law or by equity in order to enforce the security constituted by this Debenture; or

                                                                EXECUTION COPY
                                     - 34 -


      (f) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, the Notes and any other document evidencing or securing the Secured Obligations or in aid of the execution of any power granted in this Debenture, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Holder shall elect.

3.2 Sale of Mortgaged Property If Event of Default Occurs; Proceeds of Sale.

      (a) If an Event of Default shall have occurred and be continuing Holder (or any receiver or receiver and manager appointed pursuant to the provisions of subsection 3.1(d) or 3.1(e)) may, subject to the Indenture and/or any restrictions contained in the applicable Intercreditor Agreements in addition to any other action permitted by law, immediately take possession of all or any part of the Mortgaged Property and, whether or not Holder has done so, in its own name pursuant to the mortgages, charges and security interests constituted hereby, or in the name of Debtor, may in its sole discretion sell, lease or otherwise dispose thereof either as a whole or in separate parcels at public auction, by public tender or by private sale, either for cash or upon credit and upon such terms and conditions as Holder may determine. Holder may execute and deliver to any purchaser of the Mortgaged Property or any part thereof good and sufficient deeds and documents for the same, Holder being irrevocably constituted the attorney of Debtor for the purpose of making any such sale and executing such deeds and documents. At such time as Holder or any purchaser of all or any portion of the Mortgaged Property shall enter on and take possession of the Mortgaged Property, Holder or such purchaser, as the case may be, shall have quiet enjoyment of the applicable Mortgaged Property. So long as the amounts hereby secured, or any part thereof, remain unpaid, Debtor agrees that possession of the Mortgaged Property by Debtor, or any person claiming under Debtor, shall be as tenant and, in case of a sale as provided in this subsection 3.2(a), Debtor and any person in possession under Debtor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts hereby secured are paid in full.

      (b) In the event of any sale made under or by virtue of this Section 3, the entire amount hereby secured, if not previously due and payable, shall, at the option of Holder, immediately become due and payable, anything in this Debenture to the contrary notwithstanding.

                                                                EXECUTION COPY
                                     - 35 -


      (c) The proceeds received by Holder in respect of any sale of all or any part of the Mortgaged Property made under or by virtue of this
            Section 3, together with any other sums which then may be held by Holder under this Debenture, whether under the provisions of this
            Section 3 or otherwise, shall, except as otherwise required by law, be applied by Holder in accordance with the provisions of the Indenture and/or the applicable Intercreditor Agreements. In the case of a sale for cash or credit, or part cash and part credit, subject to the Indenture and/or any restrictions contained in the applicable Intercreditor Agreements, Holder shall be bound to pay Debtor only such moneys as have been actually received from purchasers after the satisfaction of all claims in respect of the Secured Obligations in the taking, recovering, keeping possession of, and any sale of, the Mortgaged Property.

      (d) Holder may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Section 3 and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts outstanding to Holder whether or not then due and owing in respect of amounts hereby secured, after, to the extent permitted by applicable law, deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Holder is authorized to deduct under this Debenture.

      (e) To the extent permitted by applicable law, Holder may rescind or vary any contract of sale and resell with or under any of the powers conferred hereunder and adjourn from time to time any sale by it to be made under or by virtue of this Debenture by announcement at the time and place appointed for such sale or for such adjourned sale or sales and Holder, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned without being answerable for any loss occasioned by such sale or by any postponement thereof.

      (f) Any sale made as aforesaid shall be a perpetual bar both in law and in equity against Debtor and all other persons claiming the Mortgaged Property or any part thereof, by, from, through or under Debtor.

3.3 Additional Remedies in Case of an Event of Default.

      (a) Holder shall be entitled to recover judgment either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Debenture, and the right of Holder to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Debenture, or the foreclosure of, or absolute conveyance pursuant to, this Debenture. In case of proceedings

                                                                EXECUTION COPY
                                     - 36 -


            against Debtor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Holder shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due hereunder to the full amount thereof after deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Holder receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs from the proceeds of the sale of the

            Mortgaged Property and the distribution from the estate of Debtor, and all such amounts shall bear interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture.

      (b) Any recovery of any judgment by Holder and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the mortgage, charge and security interest created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Holder hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

      (c) Any moneys collected by Holder under this Section 3.3 shall be applied in accordance with the provisions of subsection 3.2(c).

3.4 Additional Remedies in Respect of Intellectual Property. In addition to the other rights and remedies provided for herein or otherwise available to it, Holder may, in accordance with the terms of, and at the times specified, if any, in the Indenture and/or any restrictions contained in the applicable Additional Lender Intercreditor Agreements, license or sublicense (whether general, special or otherwise, and whether on an exclusive or non-exclusive basis) all or any portions of the Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as Holder shall determine. Upon request by Holder, Debtor shall execute and deliver to Holder any powers of attorney, in form and substance satisfactory to Holder, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property.

3.5 Legal Proceedings After an Event of Default.

      (a) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the amounts hereby secured or any part thereof, or of any proceedings to foreclose the mortgage, charge and security interest created and evidenced hereby or otherwise enforce the provisions of this Debenture or of any other proceedings in aid of the enforcement of this Debenture, Debtor shall enter its voluntary appearance in such action, suit or proceeding.

                                                                EXECUTION COPY
                                     - 37 -


      (b) Upon the occurrence of an Event of Default, Holder shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the amounts hereby secured or any part thereof to be due and payable, to the appointment of a receiver or other custodian, as contemplated by subsection 3.1(d), ex parte and without giving notice to any party and without regard to the adequacy or inadequacy of any security for the amounts hereby secured or the solvency or insolvency of any person or entity then legally or equitably liable for the amounts hereby secured or any portion thereof. Debtor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver or other custodian, Holder shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture and/or the applicable Intercreditor Agreements to Holder.

      (c) Debtor shall not (i) at any time insist upon or plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Debenture, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Debenture, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Debtor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Debenture,
            (ii) waives any and all rights to trial by jury in any action or proceeding related to the enforcement of this Debenture, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Debenture in any jurisdiction to which it has consented under the Indenture, any Indenture Document and/or the applicable Intercreditor Agreements and further waives and agrees not to plead that any such action, suit or proceeding brought in any such jurisdiction has been brought in an inconvenient forum and (iv) covenants not to delay or impede the execution of any power granted or delegated to Holder by this Debenture, but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Debtor, for itself and all who may claim under it, waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Debenture.

                                                                EXECUTION COPY
                                     - 38 -


3.6 Remedies Not Exclusive. No remedy conferred upon or reserved to Holder by this Debenture is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Debenture or now or hereafter existing at law or in equity. Any delay or omission of Holder to exercise any right or power accruing upon the occurrence of an Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Debenture may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Holder in such order and manner as Holder, in its sole discretion, may elect. If Holder accepts any moneys required to be paid by Debtor under this Debenture after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Debenture or to declare an Event of Default with regard to subsequent defaults. If Holder accepts any moneys required to be paid by Debtor under this Debenture in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Debtor to pay the entire sum then due, and Debtor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

3.7 No Additional Rights for Debtor Hereunder. If Holder shall enforce its rights or remedies in violation of the terms of this Debenture or any Intercreditor Agreement, Debtor agrees that it shall not raise such violation as a defence to the enforcement by Holder of its rights under the Indenture and/or any instrument evidencing or securing any Additional Secured Indebtedness, nor assert such violation as a counterclaim or basis for set off or recoupment against Holder.

SECTION 4 -- CERTAIN DEFINITIONS

4.1 Definitions. Capitalized terms not otherwise defined in this Debenture shall have the meanings given to them in the Indenture. The following terms shall have the following respective meanings:

(a) Accounts means all accounts (including, without limitation, all rights of Debtor to payment for Inventory sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance), chattel paper, documents, instruments and other forms of payment in each case relating to or evidencing the payment of money arising out of the sale, lease or other disposition of Inventory or rendition of services in the ordinary course of business and all monies and securities to the extent relating to the foregoing.

(b) Accounts Proceeds means all proceeds of Accounts, including, without limitation, proceeds whether now or hereafter held or received or held by, or in transit to, Congress Financial Corporation (Canada) or Holder or any of their respective affiliates or participants,

                                                                EXECUTION COPY
                                     - 39 -


whether for safekeeping, pledge, custody, transmission, collection or otherwise; deposits (general or special) and balances to the extent relating to the foregoing, all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in any of the foregoing, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed goods; all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties, or other contracts of suretyship with respect thereto, or deposits or other security for the obligation of any account debtor, credit and other insurance to the extent relating to the foregoing, the proceeds of all of the foregoing; and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information to the extent relating to any of the foregoing.

(c) Additional Undertaking means (a) cash or Cash Equivalents or (b) a Surety Bond, Guaranty or Letter of Credit which is (i) provided by a Person, (ii) whose long-term unsecured debt is rated at least AA (or equivalent) by a Rating Agency and (iii) is otherwise satisfactory to Holder. Additional Undertakings shall be addressed directly to Holder and shall name Holder as the beneficiary thereof and the party entitled to make claims thereunder.

(d) Business Day means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

(e) Cash Equivalents means (1) securities issued or directly and fully guaranteed or insured by the United States or the Canadian Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition and rated at least "A" or the equivalent by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, (2) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any lender party to the New Bank Credit Facility or with any domestic commercial bank having capital and surplus in excess of U.S.$250 million and a Keefe Bank Watch Rating of B or better, (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2) above, (4) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 12 months after the date of acquisition, (5) securities with maturities of 12 months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirement of clause (2) above, and (6) any money-market fund sponsored by any registered broker dealer or mutual fund distributor that invests solely in instruments of the type set forth above.

                                                                EXECUTION COPY
                                     - 40 -



(f) Compiled Plan means the plan attached as Schedule I hereto showing the Land, including the Land Swap-Sale Parcel, and the Land Swap-Acquisition Parcel.

(g) Cost of Construction means the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Debtor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Debtor to be necessary during the course of construction; (iii) the expenses incurred or assumed by Debtor (or tenant under the Lease performing such restoration) for test borings, surveys, estimates, permits, any plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any restoration; (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a restoration; and (vi) any costs or other charges in connection with obtaining services (including legal counsel) that may reasonably be deemed by Debtor to be necessary in connection with the construction.

(h) Event of Default means an Event of Default as defined under the Indenture.

(i) Farge Collateral means all Lender Collateral and any other Charged Property that is not Trademarks, Storage Contracts or Fixed Charge Collateral as defined in Granting Clauses A through M.

(j) Guaranty means the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any state or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating (as determined by each Rating Agency) at the time such guarantee is delivered equal to or higher than the then current rating of the Notes, given to Holder, accompanied by an Opinion of Counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by Holder in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an Opinion of Counsel to the effect that, taking into account the purpose under this Debenture for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Debenture.

(k) Intangible means all contracts, contract rights, licenses and general intangibles to the extent relating to the Accounts, Accounts Proceeds and the Inventory, including, without limitation, contract rights which evidence or support Accounts, choses in action or causes of actions or claims arising out of Accounts or with respect to Inventory, agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of Inventory, deposit accounts, letters of credit, documents which

                                                                EXECUTION COPY
                                     - 41 -


evidence rights to Inventory, instruments (relating to Accounts, Accounts Proceeds and Inventory), guaranty or warranty claims with respect to Accounts or Inventory, and the proceeds of all of the foregoing.

(l) Inventory means all inventory (including, without limitation, all raw materials, work-in-process, finished and semi-finished inventory or goods of any kind, nature or description), held for sale, exchange or lease or furnished or to be furnished under a contract of service or an exchange arrangement or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or finishing of such goods, and all right, title and interest therein and thereto, and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance to the extent relating thereto) and products of all of the foregoing, and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information to the extent relating to any of the foregoing.

(m) Land Exchange Agreement means a land exchange agreement dated September 30, 1992 between Point Tupper Terminals Company (a predecessor, by amalgamation, of Debtor) and Nova Scotia Business Development Corporation and Her Majesty the Queen in the Right of the Province of Nova Scotia (the "Province") with respect to the Land Swap.

(n) Land Swap-Sale Parcel means the Land described in Schedule H hereto to be conveyed to the Province pursuant to the Land Swap.

(o) Land Swap-Acquisition Parcel means the lands described in Schedule J hereto to be conveyed to Debtor pursuant to the Land Swap.

(p) Lender Collateral means all of the Accounts, Accounts Proceeds, Inventory and Intangibles of Debtor whether now owned or hereafter acquired and wherever located.

(q) Letter of Credit means a clean, irrevocable, unconditional letter of credit in favour of Holder and entitling Holder to draw thereon in The City of New York issued by a bank with a letter of credit evaluation determined by each Rating Agency, at the time such letter of credit is delivered, in one of the three highest generic rating categories of such Rating Agency.

(r) Noteholder Collateral means all of the Mortgaged Property except for the Lender Collateral.

(s) perfection means all necessary steps which, under applicable law, make a security interest in Debtor's personal property effective as against Debtor, any creditor or third party having a claim in such property or a trustee in bankruptcy or any other representative of creditors of Debtor.

                                                                EXECUTION COPY
                                     - 42 -


(t) Rating Agency means Standard & Poor's Ratings Services or any successor thereto, if such Person shall then be rating corporate obligations, and Moody's Investor's Service, Inc. or any successor thereto, if such Person shall then be rating corporate obligations, or, if neither such Person shall be rating corporate obligations, then any other organization of generally recognized standing, selected by Holder.

(u) rated or rating in connection with long-term unsecured debt, means that the Person in question has, or has been determined to be qualified for, the rating in question by the Rating Agency.

(v) security interest means an interest in personal property that secures payment or performance of an obligation, and includes, whether or not the interest secures payment or performance of an obligation, the interest of a transferee of an account or chattel paper.

(w) Storage Contracts means all through-put, storage, blending and/or supply contracts and all contracts in respect of conditions for use of terminal facilities.

(x) Surety Bond means a clean irrevocable surety bond or credit insurance policy in favour of Holder issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is in one of the three highest generic rating categories of each Rating Agency.

(y) Trademarks means any and all trademarks (including service marks), trademark registrations, trade styles and trade names and applications therefor as may at any time be filed in the Canadian Trademarks Office or in any similar office or agency of Canada, any province thereof, any political subdivision thereof or in any other country, including, without limitation, the trademark registrations and applications therefor listed in Schedule K hereto, together with any and all
(i) rights and privileges arising under applicable law with respect to Debtor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iv) all rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

SECTION 5 -- MISCELLANEOUS

5.1 Severability. In the event any one or more of the provisions contained in this Debenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture, but this Debenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Debenture in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction.

                                                                EXECUTION COPY
                                     - 43 -


5.2 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein shall be given in the manner and at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party.

5.3 Covenants to Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Debenture shall run with the land and shall apply to and bind the successors and assigns of Debtor.

5.4 Captions; Gender and Number. The captions and section headings of this Debenture are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Debenture requires, so that the singular includes the plural and so that the masculine includes the feminine.

5.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to all laws relating to the eligibility and rate of interest chargeable that are applicable to the transaction of which this Debenture is a part. All agreements between Debtor and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Debtor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable laws. If under any circumstances whatsoever fulfilment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Debtor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable laws shall be applied to the reduction of the principal amount hereby secured and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Debtor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Holder shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Debenture until payment in full of principal amount hereby secured so that the actual rate of interest on account of such principal amount is uniform throughout the term hereof.

5.6 Indemnification; Reimbursement. Each and every obligation of Debtor to indemnify and hold harmless the Holder, as trustee under the Indenture, contained in Section 7.07 of the Indenture is incorporated herein mutatis mutandis as an obligation of Debtor hereunder to indemnify Holder and Marine Midland Bank in its individual capacity and the officers, directors, employees, agents and affiliates of Holder (each, an "Indemnified Party"). In addition to the foregoing, Debtor shall reimburse Holder and/or Marine Midland Bank in its individual capacity,

                                                                EXECUTION COPY
                                     - 44 -


upon demand, for all costs and expenses reasonably incurred by Holder and/or Marine Midland Bank in its individual capacity in connection with the administration and enforcement of this Debenture. If any action or proceeding, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Holder is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Debenture, Debtor shall, upon demand, reimburse Holder for all expenses (including, without limitation, attorneys' and agents' fees and disbursements) incurred by Holder in such action or proceeding. In any action or proceeding to foreclose under this Debenture or to recover or collect the amounts hereby secured, the provisions of law relating to the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant. Debtor's obligations under this Section 5.6 shall survive the satisfaction of this Debenture and the discharge of Debtor's other obligations hereunder.

5.7 Governing Law and Submission to Jurisdiction. This Debenture shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and of Canada applicable therein. Debtor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Nova Scotia and of Canada sitting in Nova Scotia in any action or proceeding arising out of or relating to this Debenture and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts, and irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum. A judgment or order in any such action or proceeding may be enforced in any jurisdiction in any manner provided by law. For greater certainty, Holder may serve legal process in any manner permitted by law and may bring an action or proceeding against Debtor or the property or assets of Debtor in the courts of any jurisdiction.

5.8 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert any amount owing or payable to Holder under this Debenture from the currency in which it is due (the "Agreed Currency") into a particular currency (the "Judgment Currency"), the rate of exchange applied in such conversion shall be that at which Holder, in accordance with its normal procedures, could purchase the Agreed Currency with the Judgment Currency at or about noon on the Business Day immediately preceding the date on which judgment is given. The obligation of Debtor in respect of any amount owing or payable under this Debenture to Holder in the Agreed Currency shall, notwithstanding any judgment and payment in the Judgment Currency, be satisfied only to the extent that Holder, in accordance with its normal procedures, could purchase the Agreed Currency with the amount of the Judgment Currency so paid at or about noon on the next Business Day following such payment. If the amount of the Agreed

Currency which Holder could so purchase is less than the amount originally due in the Agreed Currency, Debtor shall, as a separate obligation and notwithstanding any such judgment or payment, indemnify Holder against such loss. The amount of any such obligation shall bear interest at the rate applicable to the principal amount of this Debenture from the date such amount becomes due.

                                                                EXECUTION COPY
                                     - 45 -


5.9 Changes in Writing. This Debenture may not be modified, amended, discharged or waived in whole or in part except by an instrument in writing executed in accordance with the Indenture and signed by (i) Debtor, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Debtor, and (ii) Holder, in accordance with the provisions of the Indenture to the extent any modification, amendment, discharge or waiver is sought to be enforced against Holder.

5.10 No Merger. The rights and estate created by this Debenture shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Holder unless Holder shall have consented to such merger in writing. The taking of a judgment or judgments under any of the covenants in this Debenture shall not operate as a merger of the covenant or affect any other right of Holder under this Debenture or otherwise.

5.11 No Set-Off. The principal sum, interest and other amounts hereby secured will be paid and shall be assignable free from any right of set-off or counterclaim between Debtor and Holder or any other person or persons.

5.12 Concerning Holder.

      (a) Holder shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Debenture and its duties hereunder, upon advice of counsel selected by it.

      (b) Debtor shall recognize as the Holder under this instrument any party who has succeeded to the interest of Holder under the Indenture and the Additional Lender Intercreditor Agreement

      (c) If any item of Mortgaged Property also constitutes collateral granted to Holder under any other mortgage, security agreement, debenture, pledge or instrument of any type, in the event of any conflict between the provisions of this Debenture and the provisions of such other security agreement, debenture, pledge or instrument of any type in respect of such collateral, Holder, in its sole discretion, shall select which provision or provisions shall control.


      (d) Holder may resign from the performance of all its functions and duties hereunder at any time by giving ten (10) days' prior written notice to Debtor. Such resignation shall take effect upon the appointment of a successor Holder pursuant to the provisions of the Indenture and/or the Additional Lender Intercreditor Agreement.

                                                                EXECUTION COPY
                                     - 46 -


      (e) Holder has been appointed as collateral agent pursuant to the Indenture and the Additional Lender Intercreditor Agreement. The actions of Holder hereunder are subject to the provisions of the Indenture and the Additional Lender Intercreditor Agreement. Holder shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Debenture, the Indenture and the Additional Lender Intercreditor Agreement.

5.13 Holder's Right to Sever Indebtedness.

      (a) Debtor acknowledges that (i) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Debtor and its affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate indenture and (iii) Debtor intends that Holder have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Holder would have had if each item of Collateral had been mortgaged or pledged pursuant to a separate debenture or indenture and mortgage or security document. In furtherance of such intent, Debtor agrees that Holder may at any time by notice (an "Allocation Notice") to Debtor allocate a portion (the "Allocated Indebtedness") of the obligations hereby secured to the Mortgaged Property and sever from the remaining obligations hereby secured the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the obligations hereby secured shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Debtor unrelated to the other transactions contemplated by the Indenture or any document related to either thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Debtor and shall not be available hereunder to satisfy any obligations secured hereby of Debtor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Debenture or in connection with any power of sale, foreclosure or other remedy exercised under this Debenture commenced after the giving by Holder of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the obligations hereby secured, and Debtor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding.

                                                                EXECUTION COPY
                                     - 47 -


      (b) Debtor hereby waives, to the greatest extent permitted under law, the right to a discharge of any of the amounts hereby secured under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Debenture or other remedy exercised under this Debenture constitutes the exclusive means for satisfaction of the amounts hereby secured or which makes unavailable a deficiency judgment or any subsequent remedy because Holder elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Holder to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. Notwithstanding the foregoing waiver, in the event that any court shall for any reason hold that Holder is not entitled to a deficiency judgment, Debtor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Debtor of any remedy in the Indenture, any Security Document or any document related thereto or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the province, state or jurisdiction where rendered.

      (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 5.13, including, without limitation, any amendment to this Debenture, any substitute promissory note or affidavit or certificate of any kind, Holder may execute, deliver or record such instrument as the attorney-in-fact of Debtor in the event that Debtor fails to deliver such instrument within ten (10) days after delivery to Debtor of a request therefor. Such power of attorney is coupled with an interest and is irrevocable.

5.14 Waiver of Stay.

      (a) Debtor agrees that in the event that Debtor or any property or assets of Debtor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors' Arrangement Act (Canada) or any other insolvency or bankruptcy legislation, or Debtor shall otherwise be a party to any bankruptcy, insolvency, moratorium or similar proceeding which gives rise to a stay which has the effect of preventing Holder from enforcing its rights hereunder (including, without limitation, the automatic stay under Section 362 of the Bankruptcy Code or any similar provision under any applicable law), then, in any such case, whether or not Holder has commenced foreclosure proceedings under this Debenture, Holder shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Holder as provided in this Debenture or in any other document evidencing or securing the Secured Obligations.

                                                                EXECUTION COPY
                                     - 48 -


      (b) Holder shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.14(a) for the purposes provided therein, and Debtor agrees (i) not to oppose any such petition or motion and, (ii) at Debtor's sole cost and expense, to assist and cooperate with Holder, as may be requested by Holder from time to time, in obtaining any relief requested by Holder, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Holder or any such court.

5.15 No Credit for Payment of Taxes or Impositions. Debtor shall not be entitled to any credit against the principal, premium, if any, or interest payable on the Notes, and Debtor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

5.16 Stamp and Other Taxes. Subject to the provisions of subsection 1.10(e) relating to permitted contests, Debtor shall pay all documentary stamp taxes, with interest and fines and penalties, and any mortgage or debenture recording taxes or fees, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Debenture or the obligations hereunder secured or any instrument or transaction affecting or relating to either thereof and in default thereof Holder may advance the same and the amount so advanced shall be payable by Debtor to Holder immediately upon demand therefor, and all such amounts shall bear interest at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from and including the date on which such funds were so expended to the date of repayment thereof.

5.17 Estoppel Certificates. Each party hereto shall, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to such other party a certificate signed by an authorized officer or officers stating that this Debenture and the other Indenture Documents are unmodified and in full force and effect (or, if there have been modifications, that this Debenture and such other Indenture Documents, as applicable, are in full force and effect as modified and setting forth such modifications) and stating the date to which payments have been made in respect of the Secured Obligations.

5.18 Additional Security. Without notice to or consent of Debtor and without impairment of the Lien and rights created by this Debenture, Holder may accept (but Debtor shall not be obligated to furnish) from Debtor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Debenture nor the acceptance of any such additional security shall prevent Holder from resorting, first, to such additional security, and, second, to the security created by this Debenture without affecting Holder's Lien and rights under this Debenture.

                                                                EXECUTION COPY
                                     - 49 -


5.19 Discharge of Debenture. If Debtor, its successors or assigns shall pay or cause to be paid to Holder the moneys secured by this Debenture and shall otherwise observe and perform the terms hereof and of the Indenture Documents, then this Debenture and the rights hereby granted shall cease and be void and thereupon Holder shall, in accordance with and as provided in the Indenture at the request and at the expense of Debtor, its successors or assigns, execute and deliver to Debtor, its successors or assigns, such deeds and other instruments as shall be requisite to cancel and discharge the Lien hereby constituted. In addition, the Liens granted to Holder hereunder in the Lender Collateral shall, to the extent, and in accordance with, and in the manner contemplated by Section 5 of the applicable Access Intercreditor Agreement, automatically be released and shall terminate.

5.20 Pledge of Debenture. Notwithstanding the provisions of Section 5.19, this Debenture at any time and from time to time may be assigned, transferred, pledged, hypothecated, lodged, deposited or delivered by Debtor to Holder as security for advances or loans to or for indebtedness or other obligations or liabilities of Debtor to Holder and/or such other parties as Holder and Debtor may in writing agree and in such event this Debenture shall not be deemed to have been discharged or redeemed or the amounts payable hereunder to have been satisfied or reduced by reason of the account of Debtor having ceased to be in debit while this Debenture remained so assigned, transferred, pledged, hypothecated, lodged, deposited or delivered.

5.21 Expenses of Collection. In the event this Debenture or any other instrument evidencing the obligations hereunder secured is placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof, Debtor agrees to pay all reasonable costs associated therewith incurred by Holder, either with or without the institution of an action, suit or other proceeding, in addition to all costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at a rate per annum equal to the rate payable on the outstanding principal sum of this Debenture from the date of notice or incurring thereof, and the same shall be deemed to be secured hereby.

5.22 Business Days. In the event any time period or any date provided in this Debenture ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

5.23 Time of Essence. Time shall be of the essence of this Debenture and of each and every part hereof.

5.24 Acknowledgment and Receipt. Debtor hereby acknowledges receipt of an executed copy of this Debenture.

5.25 Not a Negotiable Instrument. This Debenture is not a negotiable instrument.

                                                                EXECUTION COPY
                                     - 50 -


5.26 Multiple Executed Copies. Each original copy of this Debenture may be executed by any number of different individuals on behalf of Debtor and each such original shall constitute one and the same Debenture.

5.27 No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of Debtor, shall not have any liability for any obligations of Debtor or for any claim based on, in respect of or by reason of such obligations or their creation.

IN WITNESS WHEREOF Debtor has caused its corporate seal to be affixed to this Debenture, by its officers duly authorized in that behalf on the _____ day of _________, 1996 at ______ a.m. (Halifax, Nova Scotia time).



                                           STATIA TERMINALS CANADA,
                                           INCORPORATED


                                           By: /s/ David B. Pittaway
                                               -----------------------------
                                               Name: David B. Pittaway
                                               Title: President

                                                                EXECUTION COPY

                         Schedule A - Legal Description

                                                                EXECUTION COPY

                             Schedule B - Copyrights


                            no registered copyrights

                                                                EXECUTION COPY

                             Schedule C - Patents


                                      nil

                                                                EXECUTION COPY

                        Schedule D - Industrial Designs


                                      nil

                                                                EXECUTION COPY

                             Schedule E - Licenses


                                      nil

                                                                EXECUTION COPY

                            Schedule F - Prior Liens


Part I - Prior Liens in Respect of Noteholder Collateral

1.    the Liens permitted pursuant to subsection 1.18(a) of the attached
      Debenture;

2. such easements and other rights as are referenced in the real property description comprising Schedule A to the Debenture;

3. an Option Agreement dated October 20, 1993 granted by Point Tupper Terminals Company, a predecessor of the Debtor, to Scotia Synfuels Limited for the acquisition of a portion of the real property described in Schedule A; provided that, for greater certainty, any disposition of Mortgaged Property contemplated in such Option Agreement shall be subject to all applicable requirements of the Indenture, including, without limitation, Sections 4.15 and 11.04 of the Indenture;

4. the claims by the Province Nova Scotia to certain portions of the real property described in Schedule A as public highways;

5. the interests of the Province of Nova Scotia pursuant to a land exchange agreement dated December 30, 1992 entered into between Point Tupper Terminals Company, a predecessor of the Debtor, and the Province of Nova Scotia and Nova Scotia Business Development Corporation to require conveyance of certain road alignments and the Port Hawkesbury watershed lands in return for a conveyance by the Province of Nova Scotia to the Debtor of certain portion of the Port Malcolm Road, Old Sunnyside Road and Old Bearhead Access road;

6. leases of premises which are included in the real property described in Schedule A which were entered into the ordinary course of business of the Debtor prior to the date hereto; and

7.    the reservation of mineral mining rights to the Province of Nova Scotia.

Part II - Prior Liens in Respect of Lender Collateral

1. the Liens permitted pursuant to subsection 1.18(a) of the attached Debenture; and

2. liens in favour of Congress Financial Corporation (Canada), or any subsequent lender, securing Indebtedness permitted under Section 4.04(i) of the Indenture.

                                                                EXECUTION COPY

                       Schedule G - Equipment Locations


                at the real property described in Schedule "A"

                                                                EXECUTION COPY

                      Schedule H - Land Swap Sale Parcel

                                                                EXECUTION COPY

                          Schedule I - Compiled Plan

                                                                EXECUTION COPY

                   Schedule J - Land Swap Acquisition Parcel

                                                                EXECUTION COPY

                            Schedule K - Trademarks


                                      nil

                                                                EXECUTION COPY
CANADA                     )
PROVINCE OF NOVA SCOTIA    )


IN THE MATTER OF                   STATIA TERMINALS CANADA,
                                   INCORPORATED, a body corporate

AND IN THE MATTER OF               THE CORPORATIONS SECURITIES
                                   REGISTRATION ACT (NOVA SCOTIA)


                               A F F I D A V I T


I, Fraser MacFadyen, of the Regional Municipality of Halifax, in the Province of Nova Scotia make oath and say as follows:

1. I am a Vice-President of STATIA TERMINALS CANADA, INCORPORATED (the
"Company");

2. The total amount secured or to be secured by the Debenture of the Company is U.S.$500,000,000 together with interest and other amounts payable as described therein;

3. A true copy of the Debenture of the Company is attached hereto and marked Schedule A;

4. The date of execution of the said Debenture was the 27th day of November, 1996; and

5. I, the deponent, am aware of the circumstances connected with this transaction and have personal knowledge of the facts above deposed to.

SWORN TO at the Regional Municipality )
of Halifax, in the Province of Nova   )
Scotia this 27th day of November      )
1996, before me:                      )
                                      )  ____________________________
______________________________        )
A Commissioner of the Supreme         )
Court of Nova Scotia.